Exhibit 10x

              SCHEDULE OF INDEMNIFICATION AGREEMENTS FOR DIRECTORS

In accordance with the Instructions to Item 601 of Regulation S-K, the Registrant has omitted filing the Indemnification Agreement for Directors by and between Rogers Corporation and the following employees as exhibits to this Form 10-K because they are identical to the Form of Indemnification Agreement for Officers (the "Form Agreement") by and between Rogers Corporation and certain employees, which was filed on Form 8-K on December 14, 2004.

        1. Leonard M. Baker
        2. Walter E. Boomer
        3. Edward L. Diefenthal
        4. Gregory B. Howey
        5. Leonard R. Jaskol
        6. Eileen S. Kraus
        7. William E. Mitchell
        8. Robert G. Paul